Exhibit 32



            CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                AS ADOPTED PURSUANT TO SECTION 906 OF
                   THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Newfield Acquisition Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gary Huang, President of the Company, certify, pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Gary Huang
--------------------------------
Gary Huang, President
(principal executive officer and
principal accounting officer


August 1, 2005